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                                                                    EXHIBIT 10.1



                           CLARK/BARDES HOLDINGS, INC.

                             1998 STOCK OPTION PLAN


     1. Purpose. The Clark/Bardes Holdings, Inc. 1998 Stock Option Plan (the "Plan") is intended to advance the interests of Clark/Bardes Holdings, Inc., a Delaware corporation (the "Company"), and its stockholders, by encouraging and enabling selected officers, directors, consultants, agents and employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. It is intended that options which may qualify for treatment as "incentive stock options" under Section 422 (formerly
Section 422A) of the Internal Revenue Code of 1986, as amended, and all Treasury Regulations promulgated thereunder (collectively, the "Code"), as well as options which may not so qualify, may be granted under the Plan. This Plan is an assumption by the Company, and an amendment and restatement, effective as of the date specified in Paragraph 15 below, of the Clark/Bardes, Inc. Stock Option Plan, adopted by the board of directors of Clark/Bardes, Inc. on March 5, 1997 (the "Prior Plan"). This Plan is being adopted by the Company as part of the reorganization in which the Company was created and Clark/Bardes, Inc. was merged into a wholly-owned subsidiary of the Company. Pursuant to this Plan and written agreements entered into with the existing Optionees whose options were granted under the Prior Plan, all outstanding and unexercised Options under the Prior Plan ("Existing Options") have been (or will be) amended to become options to purchase the appropriate number of shares of Company Stock at the appropriate adjusted exercise price (under the principles described in Code Section 424(a)) and to make such Existing Options fully vested and exercisable. All Existing Options shall be governed by the terms and provisions of the Prior




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Plan, except that (i) the Existing Options shall be amended as described in the preceding sentence, (ii) the Committee, as defined herein, shall administer such options and (iii) Paragraph 7 of the Plan shall apply in lieu of Paragraph 7 of the Prior Plan.

     2. Definitions.

     (a) "Board" means the board of directors of the Company.

     (b) "Committee" means the Board or a committee of the Board to whom its authority to administer this Plan has been delegated. Any such committee shall be composed of at least two individuals who shall qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     (c) "Common Stock" means the Company's Common Stock, par value $.01 per share.

     (d) "Date of Exercise" means the date on which an Option is validly exercised pursuant to the Plan.

     (e) "Date of Grant" means the date on which an Option is granted under the Plan, which will be the date the Committee takes the requisite action to grant the Option, unless the Committee specifies a later date.

     (f) "Fair Market Value" of the Company's Common Stock means, at any time that the Common Stock is not publicly traded, the value of the Common Stock as determined by the Committee, based on any reasonable valuation method; at any time the Common Stock is traded on the NASDAQ over-the-counter market, the closing interdealer bid quotation for the Common Stock (without retail mark-up, mark-down or conversion) on such date; or at any time the Common Stock is traded on a national


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securities exchange or the NASDAQ National Market System, the closing price of such stock on such exchange or system on such date (or, in each case, if such date is not a trading day, on the last trading day immediately preceding such date). For options approved at such times as the Common Stock is not reported or quoted by any such organization (including options approved prior to the initial public stock offering of the Company), the fair market value of the shares of Common Stock shall be the fair market value thereof determined in good faith by the Committee. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (g) "Incentive Stock Option" means an option that qualifies as an incentive stock option under all of the applicable requirements of the Code.

     (h) "Incentive Stock Option Agreement" means the agreement between the Company and the Optionee, in such form as may from time to time be adopted by the Committee, under which the Optionee may purchase Common Stock pursuant to the terms of an Incentive Stock Option granted under the Plan.

     (i) "Non-Qualified Stock Option" means an option to purchase Common Stock granted pursuant to the provisions of the Plan that does not qualify as an Incentive Stock Option.

     (j) "Non-Qualified Stock Option Agreement" means the agreement between the Company and the Optionee, in such form as may from time to time be adopted by the Committee, under which the Optionee may purchase Common Stock pursuant to the terms of a Non-Qualified Stock Option granted under the Plan.




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     (k) "Option" means an option granted under the Plan to purchase a share of
Common Stock.

     (l) "Option Agreement" means a Non-Qualified Stock Option Agreement, or an Incentive Stock Option Agreement.

     (m) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

     (n) "Participant" means any of those persons described in Paragraph 5 hereof who receive a grant of an Option.

     (o) "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 424(f) of the Code.

     (p) "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Optionee.

     3. Administration and Interpretation of Plan. The Plan shall be administered by the Committee. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan: (i) to determine the individuals to whom, and the time or times at which, Options shall be granted and the number of shares of Common Stock covered by each Option; (ii) to construe and interpret the Plan; and (iii) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations by the Committee shall be final and conclusively binding for all purposes and upon all persons.

     4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under


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the Plan shall not exceed 2,000,000, subject to adjustment by the Committee to reflect, as deemed appropriate by the Board, any stock dividend, stock split, reverse stock split, share combination, extraordinary cash dividend, warrants or rights offerings to purchase Common Stock, exchange of shares, reorganization, merger, recapitalization or the like, of or by the Company that affect the Common Stock, such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under the Plan. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the open market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be canceled or surrendered without having been exercised in full, the shares subject to such Option, but not purchased thereunder, shall again be available for Options to be granted under the Plan.

     5. Participants. Options may be granted under the Plan to any person who is an officer or other key employee (including officers and employees who are also directors), non-employee directors or a licensed insurance producer of the Company or any of its Subsidiaries (collectively, "Participants").

     6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by either an Incentive Stock Option Agreement or a Non-Qualified Stock Option Agreement executed by the Company and the Optionee. Such Option Agreement shall be subject to the following limitations and conditions:

            (a) Option Price. The option price per share with respect to each Option shall be determined by the Committee but in no instance shall the option price for any Incentive Stock Option be less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant. However, nothing contained herein shall prohibit



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the Committee, in its discretion, from canceling any outstanding options and reissuing a new Option at a lower exercise price in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise falls below the exercise price of any Option granted pursuant to the Plan.

     (b) Payment of Option Price. Full payment for shares purchased upon exercising an Option shall be made (i) in cash or by check, (ii) if so permitted by the Company, by delivery of previously owned shares of Common Stock, (iii) partly in cash or by check and partly in such stock or (iv) by delivery of the equivalent thereof acceptable to the Company. The value of shares of Common Stock delivered in connection with the payment of the option price shall be the Fair Market Value of such shares on the Date of Exercise of the Option.

     (c) Term of Option. The expiration date of each Option shall not be more than ten (10) years from the Date of Grant.

     (d) Vesting. Options may vest either on the Date of Grant or according to such vesting schedule or event as may be specified by the Committee. Neither an Optionee nor his Successor shall have any of the rights of a stockholder of the Company until the certificate or certificates evidencing the shares purchased pursuant to the exercise of an Option are properly delivered to such Optionee or his Successor.

     (e) Exercise of an Option. Each Option shall be exercisable at any time, and from time to time, and in no particular order if the Optionee holds more than one Option, throughout a period commencing on or after the Date of Grant, or vesting date as specified by the Committee, and ending upon the earliest of the expiration, cancellation, surrender or termination of the Option; provided however, that no Option shall be


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exercisable in whole or in part prior to the date of stockholder approval of the
Plan. Furthermore, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any share otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the report to, or consent or approval of, any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, report, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Committee may provide for the alternative exercise of an Option by surrendering the Option in exchange for an amount of cash or shares of Common Stock equal in amount or value to the product of (A) the number of shares of Common Stock subject to the Option (or portion thereof) being exercised and (B) the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the exercise price of the Option being exercised. Any such alternative exercise of an Incentive Stock Option shall be in accordance with the Code requirements for tandem grants of incentive stock options and stock appreciation rights. If an Option is exercised through a surrender, as described above, the shares of Common Stock subject to such Option shall be subtracted from the number of remaining shares available for issuance pursuant to the Plan.

     (f) Nontransferability of Option. Except as may otherwise be provided in an applicable Non-Qualified Stock Option Agreement, no Option shall be transferable or


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assignable by an Optionee, voluntarily, or by operation of law, other than by will or the laws of descent and distribution. Each Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. No Option or the shares covered thereby shall be pledged or hypothecated in any way.

     (g) Termination of Employment. Except as otherwise provided in an applicable Option agreement, upon the termination of an Optionee's employment with the Company or with any of its Subsidiaries for any reason other than death, the Optionee's Options shall expire unless exercised prior to the date of the expiration of such Options or within ninety (90) days after said termination of employment, whichever occurs first. Neither the adoption of this Plan nor the grant of an Option to an eligible person shall alter in any way the Company's or the relevant Subsidiary's rights to terminate such person's employment or directorship at any time with or without cause nor does it confer upon such person any rights or privileges to continued employment, or any other rights and privileges, except as specifically provided in the Plan.

     (h) Death of Optionee. Except as otherwise provided in an applicable Option Agreement, if an Optionee dies while in the employ of the Company or any Subsidiary, his Option shall expire unless exercised (to the extent exercisable immediately prior to Optionee's death) by his Successor prior to the date of expiration of such Options or one (1) year from the date of the Optionee's death, whichever occurs first.

     (i) Ten Percent Stockholders. Notwithstanding anything herein to the contrary, an Option which is intended to qualify as an Incentive Stock Option may be granted hereunder to any Optionee who, immediately before such Option is granted,


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beneficially owns, directly or indirectly, more than 10% of the total voting power of all classes of stock of the Company only if both of the following conditions are met:


          (i) The option price per share shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant; and

          (ii) The expiration date of the Option shall be not more than five (5) years from the Date of Grant.

     (j) Aggregate Fair Market Value. Notwithstanding anything herein to the contrary, with respect to an Option which is intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company, and its parent and Subsidiary corporations) shall not exceed $100,000.

    (k) Other Terms. Each Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, as the case may be, may contain such other provisions (not inconsistent herewith) as the Committee in its discretion may determine, including, without limitation:

          (i) a provision conditioning the exercise of all or part of an Option upon such matters as the Committee may deem appropriate (if any) such as the passage of time, or the attainment of certain performance goals appropriate to reflect the contribution of the Optionee to the performance of the Company;

          (ii) a provision giving the Committee the discretionary authority to accelerate the exercisability of an Option in spite of any contrary provision


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          contained in an Option, under such circumstances as the Committee may deem appropriate;

          (iii) the manner in which an Option is to be exercised;

          (iv) investment representations; and

          (v) confidentiality, nondisclosure, noncompete and nonsolicitation provisions.

7. Repurchase by the Company.

     (a) Except as may otherwise be provided in any applicable Option Agreement the Company shall have the right, exercisable within 60 days after the later of
(i) the date of Optionee's termination of employment with the Company or a Subsidiary or termination of service as a director or consultant or (ii) the date of the exercise by any person other than Optionee of the Option pursuant to any provision of this Plan, to purchase any shares of Common Stock (or securities into which any Common Stock has been converted) that were acquired pursuant to the exercise of an Option under this Plan ("Option Shares"). To the extent that an Optionee holds exercisable Options at the time of termination of employment or termination of service as a director or consultant, the Company may elect to purchase such exercisable Options in the same manner as the Option Shares at a price equal to the Repurchase Price (as hereinafter defined) less the exercise price of such exercisable Options.

     (b) The Repurchase Price for the purchase of the Option Shares shall be determined as follows:

          (i) if the Common Stock has been registered pursuant to a registration statement filed under the Securities Act of 1933, as amended, and the rules and


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     regulations of the Securities and Exchange Commission thereunder (the
     "Act"), then the Repurchase Price per share shall be equal to the average closing price per share of the Common Stock for the 30 days preceding the date of termination of employment by the Company or a Subsidiary as published in the Wall Street Journal; or

          (ii) if the Common Stock has not been registered under the Act, then the price shall be the book value per share of Common Stock as of the last day of the month during which termination of employment with the Company or a Subsidiary (or termination of service as a Director occurs) as determined by the formula:

          P = A-L
              ---
               S

          P = the purchase price (book value) per Option Share,

          A = the total assets of the Company and its Subsidiaries (determined pursuant to generally accepted accounting principles) shown on the Company's balance sheet for the most recent fiscal year ended,

          L = the total liabilities of the Company and its Subsidiaries
              (determined pursuant to generally accepted accounting principles) shown on the Company's balance sheet for the most recent fiscal year ended,

          S = the total number of shares of capital stock of the Company outstanding on a fully diluted basis as shown on the Company's balance sheet for the most recent fiscal year ended and as adjusted for any capital transactions, dividends, or reclassification of stock subsequent to such date.

     (c) To the extent that the Company has the right to purchase Option Shares, the Company may exercise such right by delivery (upon or within sixty days after the later of Optionee's termination of employment with the Company or a Subsidiary (or termination of


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        employment with the Company or a Subsidiary (or termination of service as a director or consultant) or exercise by a person other than Optionee of the Option) of written notice to the Optionee (or such other person exercising such Option) stating the full number of Option Shares that the Company has elected to purchase, the purchase price per Option Share, and the time of purchase (which time shall not be earlier than 5 days from the date of notice). At the time of purchase, the Optionee shall deliver the certificate or certificates representing his Option Shares to the Company at its offices and shall execute any stock powers or other instruments as may be necessary to transfer full ownership of the Option Shares to the Company. At the time of purchase, the Company shall issue its own check within 60 days to the Optionee in an amount equal to the aggregate purchase price for the Option Shares for which the Company has exercised its right to purchase, less any amounts required to be withheld under applicable laws. In the event of Optionee's death or disability, the Company's right to purchase and the manner of purchase shall apply with regard to the Optionee's estate, beneficiary, administrator or personal representative.

     8. No Entitlement or Disqualification. The grant of an Option shall not be deemed either to entitle the Optionee to, or disqualify the Optionee from, participation in any other grant of options under this Plan or any other stock option plan of the Company.

     9. Allotment of Shares. Subject to the other terms of this Plan, the Committee shall, in its discretion, determine the number of Options to be granted from time to time to a Participant.

     10. Adjustments. The number of shares of Common Stock covered by each outstanding Option granted under the Plan and the option price shall be adjusted to reflect, as deemed appropriate by the Committee in its discretion, any stock dividend, stock split, reverse


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stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company. Decisions by the Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive for all purposes and upon all persons. The Committee shall also have discretion to provide, in an Option Agreement or prior to exercise of an Option, for the assumption of any Option granted hereunder or the substitution of other options to acquire stock of another corporation in accordance with the principles of Code Section 424(a).

     11. Designation of Incentive Stock Options. The Committee shall cause each Option granted hereunder to be clearly designated in the agreement evidencing such Option, at the time of grant, as to whether or not it is intended to qualify as an Incentive Stock Option.

     12. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the option agreement pertaining to the shares to which such notice relates.

     13. Amendment or Discontinuance. The Plan and any Option outstanding hereunder may be amended or discontinued by the Board without the approval of the stockholders of the


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Company, except that the Board may not, except as expressly provided in the
Plan, increase the aggregate number of shares which may be issued under Options granted pursuant to the Plan, change the categories of persons who are Participants in the Plan or materially increase the benefits which may accrue to Participants under the Plan, without such approval.

     14. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or Committee shall be deemed to give any person any right to be granted an option to purchase Common Stock of the Company or any of its Subsidiaries, or any other rights except as may be evidenced by an Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

     15. Effective Date. This Plan shall be effective on the date of its adoption by the Board (the "Effective Date"); provided, however, that the stockholders of the Company must approve the Plan within twelve months of such Board adoption. In the event such stockholder approval is not timely obtained, any Options granted after the Effective Date shall be null and void.

     16. Term. No option may be granted under this Plan after February 28, 2007.

     IN WITNESS WHEREOF, upon authorization of the Board of Directors and the Stockholders of the Company, the undersigned has caused the Clark/Bardes Holdings, Inc. 1998 Stock Option Plan to be executed effective as of the 1st day of August, 1998.
                                        /s/ MELVIN G. TODD
                                        --------------------------------------
                                        Melvin G. Todd
                                        President and Chief Executive Officer



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